Exhibit 99.3

Section 27(c) of the Amended and Restated Bylaws of Southwall Technologies, Inc. dated August 21, 1987

(c)
Duties of President.  The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present.  The President shall perform other  duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.